Exhibit 10.1

Execution Version

TRANSFER, VOTING AND REGISTRATION RIGHTS AGREEMENT

BETWEEN

ASSOCIATED BANC-CORP

AND

THE OTHER SIGNATORIES HERETO

DATED AS OF NOVEMBER 30, 2025

Table of Contents

		Page
ARTICLE I

DEFINITIONS

Section 1.1	Certain Defined Terms	1

ARTICLE II

TRANSFERS

Section 2.1	General Transfer Restrictions	3
Section 2.2	Restrictions on Transfer	3
Section 2.3	Permitted Transferees	4
Section 2.4	Legend on Securities	4
Section 2.5	Registration Rights	5

ARTICLE III

VOTING AGREEMENT

Section 3.1	Voting Agreement	5

ARTICLE IV

MISCELLANEOUS

Section 4.1	Representations	6
Section 4.2	Termination	6
Section 4.3	Ownership Information	7
Section 4.4	Amendment and Waiver	7
Section 4.5	Severability	7
Section 4.6	Entire Agreement	7
Section 4.7	Successors and Assigns	7
Section 4.8	Counterparts	7
Section 4.9	No Representative Capacity	7
Section 4.10	Remedies	7
Section 4.11	Notices	8
Section 4.12	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial	8
Section 4.13	Interpretation	8

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TRANSFER, VOTING AND REGISTRATION RIGHTS AGREEMENT

This Transfer, Voting and Registration Rights Agreement, dated as of November 30, 2025 (this “Agreement”), by and among Associated Banc-Corp, a Wisconsin corporation (“Parent”), and the other signatories hereto (each, severally and not jointly, a “Shareholder”).

WHEREAS, Parent and American National Corporation are parties to an Agreement and Plan of Merger, of even date herewith (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Parent will issue shares of Parent Common Stock (as defined in the Merger Agreement; all capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Merger Agreement) to each of the Shareholders;

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, the parties are entering into this Agreement concurrently with entering into the Merger Agreement; and

WHEREAS, this Agreement will become effective automatically upon the Closing.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Beneficial Ownership” by a person of any securities includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing. For the avoidance of doubt, this expanded interpretation shall apply even if such rights are contingent, conditional, or subject to future events beyond the sixty (60)-day period referenced in Rule 13d-3. For purposes of this Agreement, a person shall be deemed to Beneficially Own any securities Beneficially Owned by its Permitted Transferees or any Group of which such person or its Permitted Transferees is or becomes a member. The terms “Beneficially Own” and “Beneficial Owner” shall have correlative meanings.

“Board” means the Board of Directors of Parent.

“Covered Shares” means the shares of Parent Common Stock issued pursuant to the Merger Agreement and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, share subdivision or consolidation, bonus issue, dividend or combination, or any reclassification, recapitalization, merger, amalgamation, consolidation, exchange or other similar reorganization.

“Group” has the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

“Immediate Family” means, with respect to any individual, such individual’s spouse or domestic partner, lineal descendants and antecedents (including parents, grandparents, children, and grandchildren), siblings, and the spouses of any of the foregoing; any adopted or stepchild; and any other person related by blood, marriage, or adoption within the second degree of consanguinity or affinity.

“Loss” means any loss, claim, award, judgment, damage, liability and expense (including reasonable attorney fees and expenses) actually incurred.

“Parent Change of Control Transaction” shall be deemed to occur if:

(A) any person becomes the Beneficial Owner, directly or indirectly, of capital stock of Parent representing a majority of Parent’s total outstanding Voting Securities;

(B) Parent consummates any merger, amalgamation, scheme or plan of arrangement or consolidation or similar business combination transaction or any exchange or sale of Parent’s Voting Securities, as a result of which the capital stock of Parent outstanding immediately prior to such transaction does not represent (either by remaining outstanding or by being converted into capital stock of the person surviving or resulting from such transaction, or the ultimate parent company of such person), immediately after giving effect to such transactions, at least a majority of the combined outstanding Voting Securities of Parent or the surviving or resulting entity (or the ultimate parent company of such person); or

(C) the shareholders of Parent approve a plan of complete liquidation or winding up of Parent or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of Parent’s assets.

“Permitted Transferee” means (x) such Shareholder’s Immediate Family, estate, heirs, executors and administrators and/or a trust of such Shareholder that is controlled by such Shareholder and the beneficiaries of which are comprised solely of such Shareholder and the members of the Immediate Family of such Shareholder, (y) with respect to Shareholders that are members of the Lozier family, any bona fide charitable entity included on Schedule I hereto or (z) another Shareholder, in each case to which such Shareholder Transfers any of the Covered Shares pursuant to Section 2.3.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Covered Shares or any interest in any Covered Shares.

“Voting Securities” means at any time shares of any class of capital stock or other securities or interests of a person which are then entitled to vote generally, and not solely upon the occurrence and during the continuation of certain specified events, in the election of directors or persons performing a similar function with respect to such person.

ARTICLE II

TRANSFERS

Section 2.1 General Transfer Restrictions. Each Shareholder, severally and not jointly, agrees that it shall not, and it shall direct its Permitted Transferee not to, Transfer any Covered Shares, and no Transfer of Covered Shares by it or any of its Permitted Transferees, may be effected except in compliance with this Article II. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void and shall not be recorded in the register of members of Parent. Notwithstanding the foregoing, this Article II shall cease to apply following a Parent Change of Control Transaction.

Section 2.2 Restrictions on Transfer. (a) During the first sixty (60) days following the Closing Date, no Shareholder (including, for all purposes of this Section 2.2, such Shareholder’s Permitted Transferees) shall Transfer any of the Covered Shares received by it. After the sixtieth (60th) day following the Closing Date through the first anniversary of the Closing Date, all Shareholders in the aggregate may Transfer up to 150,000 shares of Parent Common Stock on any single full trading day; provided, however, that the limitations of this sentence shall not apply to any sale of Parent Common Stock (a) pursuant to a Public Offering, (b) in a Private Transaction to any person that is not a Proscribed Holder, or (c) through any other transaction mutually agreed upon in writing by Parent and the Shareholder. Following the first anniversary of the Closing Date, the restrictions on Transfer hereunder shall cease to apply, provided that no Shareholder shall knowingly, after reasonable inquiry, Transfer any Covered Shares to a Proscribed Holder. For purposes hereof: (a) “Public Offering” means any underwritten public offering registered under the Securities Act in which participating Shareholders use commercially reasonable efforts to (i) achieve broad distribution of voting securities of Parent (“Parent Voting Securities”) to public markets and (ii) not knowingly, after reasonable inquiry, effect sales to any Proscribed Holder; (b) “Proscribed Holder” means any person who (i) after such purchase would Beneficially Own Parent Voting Securities representing five percent (5%) or more of the total voting power of Parent capital stock or (ii) would not, after reasonable inquiry, be eligible to report such ownership on Schedule 13G if Beneficial Ownership were five percent (5%) or more of the outstanding Parent Voting Securities; and (c) “Private Transaction” means any bona fide privately negotiated sale for the purchaser’s own account that is not effected through any securities exchange or alternative trading system.

(b) Between the date hereof and the Closing Date, the parties will cooperate to determine procedures designed to help the parties to coordinate and ensure compliance with the Transfer restrictions hereunder.

Section 2.3 Permitted Transferees. Notwithstanding Sections 2.1 and 2.2, each Shareholder may, following written notice to Parent (email being sufficient), Transfer Covered Shares to a Permitted Transferee who agrees in writing to be bound by the terms of this Agreement as if it were a Shareholder pursuant to a joinder agreement hereto in a form reasonably satisfactory to Parent.

Section 2.4 Legend on Securities.

(a) Each certificate or book-entry notation representing Covered Shares Beneficially Owned by any Shareholder or its Permitted Transferees shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR AN EXEMPTION FROM SUCH REGISTRATION UNDER SUCH ACT AND SUCH LAWS. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR OTHER TRANSFER OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN THAT CERTAIN LIQUIDITY, VOTING AND REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 30, 2025, BETWEEN ASSOCIATED BANC-CORP (THE “COMPANY”) AND THE OTHER SIGNATORIES THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.”

(b) Parent may make a notation on its records or give instructions to any transfer agents or registrars for Parent capital stock in order to implement the restrictions on Transfer set forth in this Agreement.

(c) In connection with any Transfer of Covered Shares, including the Transfer to Permitted Transferees, the transferor shall provide Parent with such customary certificates, opinions and other documents as Parent may reasonably request to assure that such Transfer complies fully with this Agreement and with applicable securities and other applicable laws.

Section 2.5 Registration Rights. Each Shareholder shall be entitled to the benefits, subject to the terms, of the provisions set forth in Exhibit A hereto governing and providing for, among other matters, registration rights with respect to Registrable Securities (as defined in Exhibit A).

ARTICLE III

VOTING AGREEMENT

Section 3.1 Voting Agreement.

(a) Until such time as all Shareholders (including, for all purposes of this Section 3.1, all Permitted Transferees) in the aggregate Beneficially Own less than five percent (5%) of the outstanding Parent Voting Securities, each Shareholder shall, and shall direct its Permitted Transferees to, vote, or act by written consent with respect to, all of the shares of Parent Voting Securities Beneficially Owned by such Shareholder and such Permitted Transferees in a manner consistent with the recommendation of the Board, provided that no Shareholder shall be required to vote in favor of any proposal (i) that would invalidate, impair, or otherwise adversely affect such Shareholder’s rights under this Agreement, (ii) to amend Parent’s articles of incorporation or by-laws in a manner that would adversely affect the rights or privileges of such Shareholder relative to other holders of Parent Common Stock, (iii) to approve any merger agreement or transaction involving a Parent Change of Control (unless unanimously approved by all directors, including Wende Kotouc), or (iv) any action that would reasonably be expected to materially increase such Shareholder’s liability or obligations, reduce its economic rights, or impose additional restrictions on transferability of its shares beyond those expressly agreed herein.

(b) Each Shareholder shall, and shall direct each of its Permitted Transferees, use commercially reasonable efforts to be present in person or represented by proxy at all meetings of security holders of Parent so that all Voting Securities Beneficially Owned by such Shareholder and its Permitted Transferees are counted as present for the purpose of determining the presence of a quorum, provided that no Shareholder shall be obligated to attend any meeting in person if it is able to be represented by proxy thereat.

(c) Notwithstanding the foregoing, this Article III shall cease to apply following a Parent Change of Control Transaction.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Representations. Each Shareholder, severally and not jointly, hereby represents and warrants to Parent as follows:

(i) Such Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Shareholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the Enforceability Exceptions.

(ii) The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement will not, (a) violate any law applicable to the Shareholder or the Covered Shares or (b) conflict with, or result in a breach or default under, any agreement or instrument to which the Shareholder is a party, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have a materially adverse effect on the Shareholder’s ability to satisfy its obligations hereunder.

(iii) The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.

(iv) Each Shareholder is acquiring the Parent Common Stock to be issued by Parent to the Shareholders under the Merger Agreement solely for the purpose of investment and not with a view to, or in connection with, any sale or offering for sale of such shares of Parent Common Stock, in whole or in part, except pursuant to sales registered or exempted under the Securities Act, and no Shareholder has a present arrangement or agreement to effect any sale or offering for sale of any such shares of Parent Common Stock to or through any person. Each Shareholder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Parent Common Stock and is capable of bearing the economic risks of its investment in Parent Common Stock. Each Shareholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Shareholders understand that the shares of Parent Common Stock to be issued by Parent to the Shareholders under the Merger Agreement have not been and are not being registered under the Securities Act or any state or other country’s securities laws, and may not be offered for sale, sold, assigned or transferred unless pursuant to an effective registration statement under the Securities Act and any applicable state or other country’s securities laws, or an exemption from such registration under the Securities Act and in compliance with any applicable state or other country’s securities laws.

Section 4.2 Termination. Except as otherwise expressly provided in this Agreement or Exhibit A, this Agreement shall terminate when the Shareholders (including for all purposes of this Section 4.2, all Permitted Transferees) in the aggregate Beneficially Own less than five percent (5%) of the outstanding Parent Voting Securities; provided that nothing in this Section 4.2 shall be deemed to release any party from any liability for any willful and material breach of this Agreement occurring prior to the termination hereof.

Section 4.3 Ownership Information. For purposes of this Agreement, all determinations of the amount of issued and outstanding Parent Voting Securities shall be based on information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by Parent with the SEC, unless Parent shall have updated such information by delivery of written notice to the Shareholders.

Section 4.4 Amendment and Waiver. Except as otherwise provided herein, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 4.5 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 4.6 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.7 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 4.8 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 4.9 No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to the Shareholder in the Shareholder’s capacity as a shareholder of Parent, and, to the extent the Shareholder serves as a member of the Board of Directors or as an officer of Parent, nothing in this Agreement shall limit or affect any actions or omissions taken by the Shareholder in the Shareholder’s capacity as a director or officer and not as a shareholder.

Section 4.10 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 4.11 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail (provided that no notice is received by the e-mail sender within twelve (12) hours thereafter indicating that such e-mail was undeliverable or otherwise not delivered), (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered (a) if to Parent, to the addresses set forth below, or (b) if to any Shareholder, to the address set forth on the signature page of such Shareholder, or with respect to Parent or any Shareholder pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to Parent, to:

Associated Banc-Corp

433 Main Street

Green Bay, Wisconsin 54301

Attention:    Randall J. Erickson

E-mail:     Randy.Erickson@associatedbank.com

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:    Nicholas G. Demmo

E-mail:     NGDemmo@wlrk.com

Section 4.12 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. Section 9.10 of the Merger Agreement is incorporated herein by reference.

Section 4.13 Interpretation. Section 9.6 of the Merger Agreement is incorporated herein by reference. The parties hereto acknowledge that each party and its attorney have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Transfer, Voting and Registration Rights Agreement as of the date first written above.

ASSOCIATED BANC-CORP

By:	/s/ Andrew J. Harmening
ANDREW J. HARMENING
President and Chief Executive Officer

[Signature Page to Transfer, Voting and Registration Rights Agreement]

SHAREHOLDER

DIANNE S. LOZIER ANC STOCK HOLDING TRUST

By:	/s/ Dianne S. Lozier
DIANNE S. LOZIER, Trustee

Dianne S. Lozier ANC Stock Holding Trust 3611 Hawk Woods Circle
Omaha, NE 68112

[Signature Page to Transfer, Voting and Registration Rights Agreement]

SHAREHOLDER

JOHN F. KOTOUC SPECIAL HOLDING TRUST

By:	/s/ John F. Kotouc
JOHN F. KOTOUC, Trustee

John F. Kotouc Special Holding Trust 8308 Hickory
Omaha, NE 68124

[Signature Page to Transfer, Voting and Registration Rights Agreement]

SHAREHOLDER

THOMAS O. KOTOUC LIVING TRUST

By:	/s/ Thomas O. Kotouc
THOMAS O. KOTOUC, Trustee

By:	/s/ Jan M. Kotouc
JAN M. KOTOUC, Trustee

Thomas O. Kotouc Living Trust 10 Courtland Green Street
Spring, TX 77382-5101

[Signature Page to Transfer, Voting and Registration Rights Agreement]

SHAREHOLDER

ANN L. DUEY TRUST

By:	/s/ Ann L. Duey
ANN L. DUEY, Trustee

Ann Duey Revocable Trust 1206 South 116th Avenue
Omaha, NE 68144

[Signature Page to Transfer, Voting and Registration Rights Agreement]

Exhibit A

Registration Rights

ARTICLE I

ADDITIONAL DEFINITIONS

Section 1.01. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement; Sections and Articles referenced herein are references to the Sections and Articles of this Exhibit except as otherwise expressly indicated. As used in and for purposes of this Exhibit A, the following terms have the following meanings:

“415 Shelf Registration Statement” means a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Demand Notice” has the meaning set forth in Section 2.02(a).

“Demand Registration” means a registration as set forth in Section 2.02(a).

“Demand Shareholders” has the meaning set forth in Section 2.02(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Indemnified Party” has the meaning set forth in Section 2.11(c).

“Indemnified Persons” has the meaning set forth in Section 2.11(a).

“Indemnifying Party” has the meaning set forth in Section 2.11(c).

“Inspectors” has the meaning set forth in Section 2.06(a)(viii).

“Marketed Underwritten Offering” means an Underwritten Offering that involves (i) one-on-one meetings or calls between investors and management of Parent, (ii) a customary roadshow or other marketing activity that requires members of the management of Parent to be out of the office for two (2) business days or more or group meetings or calls between investors and management of Parent or (iii) any other substantial marketing effort by the underwriters over a period of at least forty-eight (48) hours

“Piggyback Registration” has the meaning set forth in Section 2.03.

“Prospectus” means the prospectus (including any preliminary prospectus and any final prospectus) included in any Registration Statement, as amended or supplemented by any free writing prospectus, whether or not required to be filed with the SEC, prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, and all material incorporated by reference in such prospectus.

“Records” has the meaning set forth in Section 2.06(a)(viii).

“Registrable Securities” means the Covered Shares Beneficially Owned by a Shareholder at any time in accordance with the terms and conditions of the Agreement; provided, however, that any such Covered Shares shall cease to be Registrable Securities if and when (x) they have been effectively registered under the Securities Act and disposed of in accordance with an effective Registration Statement covering it or (y) in the case of Covered Shares held by a Shareholder who is not an affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of Parent, they may immediately be sold under Rule 144 (or any similar provision then in force) under the Securities Act without any volume or manner of sale restrictions.

“Registration Statement” means any registration statement of Parent that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Shareholder” means each Shareholder as defined in the Agreement and such Shareholder’s Permitted Transferees.

“Shareholder Information” has the meaning set forth in Section 2.11(b).

“Shelf Registration Statement” means an Automatic Shelf Registration Statement or a 415 Shelf Registration Statement.

“Suspension Period” has the meaning set forth in Section 2.08(a).

“Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities.

“Underwriter’s Lockup” has the meaning set forth in Section 2.07(c) of this Exhibit A.

“Underwritten Offering” means a public offering of securities registered under the Securities Act in which an Underwriter participates in the distribution of such securities.

“Underwritten Offering Limitations” has the meaning set forth in Section 2.01(d).

ARTICLE II

REGISTRATION RIGHTS

Section 2.01. Shelf Registration.

(a) Filing. Subject to Section 2.08,

(i) if on the Closing Date, Parent is a well-known seasoned issuer (as defined in Rule 405 of the Securities Act), Parent will file, within three (3) business days of the sixty-first (61st) day following the Closing Date (the “First Sale Date”), an Automatic Shelf Registration Statement useable for the resale of Registrable Securities under the Securities Act, in accordance with the methods of distribution elected by such Shareholders. Such Automatic Shelf Registration Statement shall contain any intended method of distribution of the Registrable Securities specified in writing by any Shareholder and contemplated hereby.

(ii) if on the First Sale Date, Parent is not a well-known seasoned issuer but is eligible to file a 415 Shelf Registration Statement, Parent will file, within ten (10) business days of the First Sale Date, a 415 Shelf Registration Statement useable for the resale of Registrable Securities under the Securities Act from and after the First Sale Date, in accordance with the methods of distribution elected by such Shareholders and shall use its reasonable best efforts to cause such 415 Shelf Registration Statement to become effective under the Securities Act with forty-five (45) days of filing. Such 415 Shelf Registration Statement shall contain any intended method of distribution of the Registrable Securities specified in writing by any Shareholder and contemplated hereby.

(b) Continued Effectiveness. Until the earlier of (i) such time as all Registrable Securities cease to be Registrable Securities or (ii) Parent is no longer eligible to maintain a Shelf Registration Statement, Parent will keep current and effective any Shelf Registration Statement filed pursuant to Section 2.01(a), and file such supplements or amendments to such Shelf Registration Statement as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and useable for the resale of Registrable Securities under the Securities Act. In the event that Parent is no longer eligible to maintain a Shelf Registration Statement, Parent shall provide written notice to the Shareholders of such ineligibility within five (5) business days of the date on which Parent becomes aware of such ineligibility. Parent shall use reasonable best efforts to cause the Registrable Securities to, on or prior to the Closing Date, be qualified for trading on any securities exchange on which the Parent Common Stock is listed or quoted.

(c) Use of Shelf Registration Statement. Following the Closing Date, each Shareholder shall have the right to use any Shelf Registration Statement then effective to Transfer all or a portion of its Registrable Securities (i) in an unrestricted number of brokered transactions and (ii) Underwritten Offerings in accordance with Section 2.01(d).

(d) Underwritten Offerings pursuant to Shelf Registration Statement. Upon the receipt by Parent of a written request from any Shareholder that desires to sell Registrable Securities in an Underwritten Offering pursuant to a Shelf Registration Statement, Parent will give written notice of such request to all other Shareholders, which notice shall be given in any event within five (5) business days of the date on which Parent received the initial request. Any other Shareholders that desire to sell Registrable Securities in such Underwritten Offering shall give written notice to Parent within five (5) business days after the date Parent gave such other Shareholders notice of the such initial request specifying the number of Registrable Securities proposed by such Shareholder to be included in such Underwritten Offering. A Shareholder may change the number of Registrable Securities proposed to be offered in any such Underwritten Offering at any time prior to commencement of such offering so long as such change would not materially adversely affect the timing or success of such Underwritten Offering; provided, however, that Parent shall be entitled to reasonably delay an Underwritten Offering to the extent resulting from such change. Parent will cooperate with such Shareholders and any Underwriter in effecting an Underwritten Offering pursuant to the Shelf Registration Statement as promptly as reasonably practicable with respect to all such Registrable Securities, subject to the limitations and conditions with respect to Underwritten Offerings (the “Underwritten Offering Limitations”):

(i) Parent shall not be required to effect more than three (3) (x) Underwritten Offerings, (y) Demand Registrations pursuant to Section 2.02 or (z) a combination thereof, of which no more than one (1) of the foregoing may be a Marketed Underwritten Offering.

(ii) Parent shall not be required to effect any Underwritten Offering within ninety (90) days after another Underwritten Offering.

(iii) Parent shall not be required to effect any Underwritten Offering unless the aggregate net proceeds expected to be received from the sale of Registrable Securities in such offering is at least $50 million.

(iv) The relevant Shareholders, on the one hand, and, Parent, on the other hand, shall each be entitled to select one (1) nationally recognized investment banking firm to serve as a lead Underwriter, with each of the two (2) such lead Underwriters to be treated substantially the same in all respects (including underwriting discounts, fees and commissions) in respect of such Underwritten Offering, and the relevant Shareholders shall have the right to select any additional Underwriters in connection with the offering; provided that any such additional Underwriter must be reasonably acceptable to Parent.

(e) Effect on Demand Registration Obligations. The provisions of Section 2.02 shall not apply at any time Parent is eligible to file and maintain the effectiveness of a Shelf Registration Statement.

Section 2.02. Demand Registration.

(a) Demand by Shareholders. If at any time after the Closing Date and prior to Parent effecting three (3) Underwritten Offerings pursuant to Section 2.01(d), Parent is no longer eligible to use a Shelf Registration Statement, then within thirty (30) days after the written request of Shareholders holding a majority of the Registrable Securities then held by the Shareholders to register the resale of a specified amount of the Registrable Securities under the Securities Act pursuant to an Underwritten Offering (a “Demand Notice”), Parent will (i) give written notice of such request to all other Shareholders (which notice shall be given in any event within three (3) business days of the date on which Parent received the applicable Demand Notice) and will use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Demand Notice or by any other Shareholders by written notice to Parent given within ten (10) business days after the date Parent gave such other Shareholders notice of the Demand Notice (collectively, the “Demand Shareholders”) and (ii) use its reasonable best efforts to file a Registration Statement on an appropriate form to register the resale of such Registrable Securities in an Underwritten Offering within thirty (30) days of the Demand Notice. Each Demand Notice will specify the number of Registrable Securities proposed to be offered for sale, and the Demand Shareholders may adjust such number at any time prior to commencement of the offering. Parent may include its own securities only if such inclusion does not materially adversely affect the timing, pricing or success of the offering.

(b) Effective Registration. Parent will use its reasonable best efforts to (i) cause any Registration Statement filed in connection with a Demand Registration to be declared effective (unless it becomes effective automatically upon filing) as promptly as practicable after the filing thereof with the SEC and (ii) keep such Registration Statement current and effective for a period of not less than ninety (90) days or until completion of the offering. Parent further agrees to supplement or make amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period referred to in clause (ii) above, including (A) to respond to the comments of the SEC, if any, (B) as may be required by the registration form utilized by Parent for such Registration Statement or by the instructions to such registration form, (C) as may be required by the Securities Act or (D) as may be reasonably requested in writing by the Demand Shareholders or any Underwriter and reasonably acceptable to Parent.

(c) Limitations. Parent’s obligations in this Section 2.02 shall be subject to the Underwritten Offering Limitations.

Section 2.03. Piggyback Registration. If at any time after the Closing Date and in addition to the Shareholders’ rights in Section 2.01 and Section 2.02, Parent proposes to file a registration statement under the Securities Act or consummate an Underwritten Offering with respect to an offering of Parent Common Stock for (a) Parent’s own account (other than a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)) or (b) the account of any holder of Parent Common Stock (other than a Shareholder), then Parent shall give written notice of such proposed filing or Underwritten Offering to the Shareholders as soon as practicable (but in no event less than five (5) business days before the anticipated filing date). Upon a written request given by any Shareholders to Parent within three (3) business days after delivery of any such notice by Parent, to include Registrable Securities in such registration or Underwritten Offering, as applicable (which request shall specify the number of Registrable Securities proposed to be included in such registration or Underwritten Offering, as applicable), Parent shall, subject to the following proviso, include all such requested Registrable Securities in such registration or Underwritten Offering, as applicable, on the same terms and conditions as applicable to Parent’s or such holder’s shares of Parent Common Stock (a “Piggyback Registration”); provided, however, that if at any time after giving written notice of such proposed filing or Underwritten Offering, as applicable, and prior to the effective date of the Registration Statement filed in connection with such registration, or the consummation of such Underwritten

Offering, as applicable, Parent shall determine for any reason not to proceed with the proposed registration or disposition, as applicable, of the Parent Common Stock, then Parent may, at its election, give written notice of such determination to such Shareholders and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration, or dispose of any Registrable Securities in connection with such Underwritten Offering, as applicable. Such Shareholders shall, subject to Section 2.06(b), enter into a customary underwriting agreement with the Underwriter or Underwriters selected by Parent with respect to any Registrable Securities sold by such Shareholders pursuant to this Section 2.03. No registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall relieve Parent of its obligations under Section 2.01 or Section 2.02.

Section 2.04. Withdrawal of Request for Underwritten Offering or Demand Registration. A Shareholder will be permitted to rescind a request for an Underwritten Offering pursuant to a Shelf Registration Statement or a request for a Demand Registration or request the removal of any Registrable Securities held by it from any such request at any time without having to reimburse Parent for any expenses; provided that should Shareholders holding a majority of the Registrable Securities that previously made such request rescind such request, each such rescinding Shareholder shall promptly reimburse Parent for the reasonable and documented out of pocket expenses incurred by Parent in connection with such request on a pro rata basis in accordance with the number of Registrable Securities that each such Shareholder originally intended to be offered, and following such reimbursement such request will not count as a request for an Underwritten Offering or Demand Registration for purposes of determining when future Underwritten Offerings or Demand Registrations may be requested by Shareholders pursuant to Section 2.01 or Section 2.02.

Section 2.05. Reduction of Size of Underwritten Offering. Notwithstanding anything to the contrary contained herein, if the lead Underwriter(s) of an Underwritten Offering advises Parent in writing that, in its opinion the number of shares of Parent Common Stock (including any Registrable Securities) that Parent, Shareholders and any other persons intend to include in any Registration Statement or dispose of pursuant to any Underwritten Offering exceeds the number that can be sold without materially and adversely affecting the price at which the securities can be sold, then the number of shares of Parent Common Stock to be included in the Registration Statement, or disposed of pursuant to such Underwritten Offering, as applicable, for the account of Parent, Shareholders and any other persons will be reduced to the extent necessary to reduce the total number of securities to be included in any such Registration Statement or disposed of pursuant to such Underwritten Offering, as applicable, to the number recommended by such lead Underwriter(s); provided, however, that such reduction shall be made in accordance with the following priorities:

(a) priority in the case of an Underwritten Offering pursuant to Section 2.01 or a Demand Registration pursuant to Section 2.02 will be (i) first, all Registrable Securities requested to be included in the Registration Statement, or disposed of pursuant to the Underwritten Offering or the Demand Registration, as applicable, for the account of the participating Shareholders pursuant to Section 2.01 or Section 2.02, pro rata on the basis of the aggregate number of Registrable Securities sought to be registered or disposed of by such Shareholders, (ii) second, any Parent Common Stock proposed to be offered by Parent for its own account and (iii) third, pro rata among any other holders of shares of Parent Common Stock requested to be registered, or disposed of, as applicable, so that the total number of shares of Parent Common Stock to be included in any such offering for the account of all such persons will not exceed the number recommended by such lead Underwriter;

(b) priority in the case of a registration statement or Underwritten Offering initiated by Parent for its own account which gives rise to a Piggyback Registration pursuant to Section 2.03 will be (i) first, Parent Common Stock proposed to be offered by Parent for its own account, (ii) second, the Registrable Securities requested to be included in the Registration Statement, or disposed of pursuant to the Underwritten Offering, as applicable, for the account of the Shareholders pursuant to their registration rights under Section 2.03, pro rata on the basis of the aggregate number of Registrable Securities sought to be registered or disposed of by such Shareholders, and (iii) third, pro rata among any other holders of shares of Parent Common Stock requested to be registered, or disposed of, as applicable, so that the total number of shares of Parent Common Stock to be included in any such offering for the account of all such persons will not exceed the number recommended by such lead Underwriter; and

(c) priority in the case of a registration statement or Underwritten Offering initiated by Parent for the account of holders of Parent Common Stock other than the Shareholders pursuant to registration rights afforded to such holders pursuant to a contractual right with Parent which gives rise to a Piggyback Registration pursuant to Section 2.03 will be (i) first, pro rata among the holders of shares of Parent Common Stock requesting the offering pursuant to such contractual right, (ii) second, Registrable Securities requested to be included in the Registration Statement, or disposed of, pursuant to the Underwritten Offering, as applicable, for the account of the Shareholders pursuant to their registration rights under Section 2.03, pro rata on the basis of the aggregate number of Registrable Securities sought to be registered or disposed of by such Shareholders, (iii) third, Parent Common Stock offered by Parent for its own account and (iv) fourth, pro rata among any other holders of shares of Parent Common Stock requested to be registered, or disposed of, as applicable, so that the total number of Parent Common Stock to be included in any such offering for the account of all such persons will not exceed the number recommended by such lead Underwriter.

Section 2.06. Registration Procedures. (a) In connection with the registration of the sale of Registrable Securities pursuant hereto, Parent will as promptly as reasonably practicable:

(i) but no less than three (3) business days prior to the initial filing of a Registration Statement, furnish to the relevant Shareholders copies of such Registration Statement as it is proposed to be filed, and thereafter such copies of such Registration Statement as filed, each amendment and supplement thereto (in each case including all exhibits thereto, including each preliminary Prospectus), any agreement with Underwriters related to such offering and such other documents in such quantities as such Shareholders may reasonably request from time to time in order to facilitate the disposition of such Registrable Securities (including in connection with any Underwritten Offering), and give such Shareholders and their Representatives a reasonable opportunity to review and comment on the same prior to filing any such documents, it being understood that Parent shall not file any such Registration Statement containing any statements with respect to the Shareholders or the “Plan of Distribution” relating to the Shareholders to which the Shareholders shall reasonably object in writing; provided that Parent shall incorporate all reasonable comments from the Shareholders regarding disclosure about them and the Plan of Distribution;

(ii) cause Parent’s Representatives to supply all information reasonably requested by the relevant Shareholders, any Underwriter or their respective Representatives in connection with the Registration Statement or Underwritten Offering that is customarily provided by issuers and their Representatives in connection with a registration statement or Underwritten Offering;

(iii) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the relevant Shareholders reasonably request; provided, however, that Parent shall in no event be required to (w) qualify generally to do business in any jurisdiction where it is not then so qualified, (x) subject itself to taxation in any jurisdiction where it is not otherwise then so subject, (y) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the Registration Statement or (z) consent to general service of process in any jurisdiction where it is not then so subject;

(iv) notify the relevant Shareholders at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which Parent becomes aware that the Prospectus included in a Registration Statement or the Registration Statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and Parent will promptly prepare and file with the SEC a supplement or amendment to such Prospectus and Registration Statement so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) advise the Underwriter(s), if any, and the relevant Shareholders promptly and, if requested by such persons, confirm such advice in writing, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or “blue sky” laws, Parent shall use its reasonable best efforts to obtain the withdrawal or lifting of such order as promptly as practicable;

(vi) enter into customary agreements (including underwriting agreements) and use reasonable best efforts to take such other actions as are reasonably requested by the relevant Shareholders in order to expedite or facilitate the disposition of such Registrable Securities, including, subject to the provisions of Section 2.01(d)(i) with respect to Underwritten Offerings, preparing for and participating in a road show and other customary selling efforts as the Underwriters, if any, or such Shareholders reasonably request in order to expedite or facilitate such disposition;

(vii) if requested by the relevant Shareholders or the Underwriter(s), if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Shareholders and such Underwriter(s), if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold to such Underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable after Parent is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(viii) except to the extent prohibited by applicable Law and subject to entry into a customary confidentiality agreement or arrangement, make available, after reasonable advance notice, for inspection by the relevant Shareholders, any Underwriter participating in any disposition of such Registrable Securities and any Representative for such Shareholders and/or such Underwriter (collectively, the “Inspectors”), during business hours at the offices where such information is normally kept, any financial and other records and corporate documents of Parent (collectively, the “Records”) as will be reasonably necessary to enable them to conduct reasonable and customary due diligence with respect to Parent and the related Registration Statement and Prospectus and request the Representatives of Parent and its Subsidiaries to supply all information reasonably requested by any such Inspector; provided, however, that Records and information obtained hereunder will be used by such Inspectors only for purposes of conducting such due diligence;

(ix) use its reasonable best efforts to obtain and deliver to each Underwriter and each such Shareholder in an Underwritten Offering a comfort letter from the independent registered public accounting firm for Parent (and additional comfort letters from the independent registered public accounting firm for any company acquired by Parent whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters as such Underwriter and such Shareholders may reasonably request;

(x) use its reasonable best efforts to obtain and deliver to each Underwriter and each such Shareholder in an Underwritten Offering a 10b-5 statement and legal opinion from Parent’s external counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions delivered to Underwriters in Underwritten Offerings as such Underwriter and/or such Shareholders may reasonably request;

(xi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve (12) months, beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

(xii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(xiii) cooperate with such Shareholders and the lead Underwriter or Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the Registration Statement in a form eligible for deposit with The Depository Trust Company not bearing any restrictive legends and not subject to any stop transfer order with any transfer agent, and cause such Registrable Securities to be issued in such denominations and registered in such names as the lead Underwriter or Underwriters, if any, may request in writing or, if not an Underwritten Offering, in accordance with the instructions of such Shareholders, in each case in connection with the closing of any sale of Registrable Securities;

(xiv) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities;

(xv) furnish to each such Shareholder and each Underwriter, if any, without charge, as many conformed copies as such Shareholder or Underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(xvi) make representations and warranties to such Shareholders and the Underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary offerings;

(xvii) use reasonable best efforts to cooperate with each such Shareholder and each Underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii) use its reasonable best efforts to cause such Registrable Securities to be listed or quoted on the New York Stock Exchange or, if the Parent Common Stock is not then listed on the New York Stock Exchange, then on such other securities exchange or national quotation system on which the Parent Common Stock is then listed or quoted; and

(xix) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms hereof.

(b) In connection with the Registration Statement relating to such Registrable Securities covering an Underwritten Offering, Parent and the relevant Shareholders agree to enter into a written agreement with the Underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement.

Section 2.07. Conditions to Offerings. (a) The obligations of Parent to take the actions contemplated by Section 2.01, Section 2.02, Section 2.03 and Section 2.06 with respect to an offering of Registrable Securities will be subject to the following conditions:

(i) Parent may require the relevant Shareholders to furnish to Parent such information regarding such Shareholders, the Registrable Securities or the distribution of such Registrable Securities as Parent may from time to time reasonably request in writing, in each case to the extent reasonably required by the Securities Act and the rules and regulations promulgated thereunder, or under state securities or “blue sky” laws; provided that Parent shall use any such information solely for purposes of the applicable registration and shall maintain the confidentiality of such information that is not publicly available; and

(ii) in any Underwritten Offering, the relevant Shareholders together with Parent and any other holders of Parent’s securities proposing to include securities in any Underwritten Offering, will enter into a customary underwriting agreement in accordance with Section 2.06(b) with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings; provided that such underwriting agreement shall not impose obligations materially more burdensome than those imposed on Parent or other selling shareholders.

(b) The Shareholders agrees that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.06(a)(iv) or 2.06(a)(v) or a condition described in Section 2.08(a), the Shareholders will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities until the Shareholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.06(a)(iv) or notice from Parent of the termination of the stop order or Suspension Period; provided that Parent shall use its reasonable best efforts to minimize the duration of any Suspension Period.

(c) Each Shareholder agrees that to the extent timely notified in writing by the Underwriters managing any Underwritten Offering by Parent of shares of Parent Common Stock or any securities convertible into or exchangeable or exercisable for shares of Parent Common Stock, each such Shareholder that is participating in such Underwritten Offering shall agree (the “Underwriter’s Lockup”) not to Transfer any Covered Shares without the prior written consent of Parent or such Underwriters during the period beginning seven (7) days before and ending one hundred and eighty (180) days (or, in either case, such lesser period as may be permitted for all Shareholders by Parent or such managing Underwriter or Underwriters) after the effective date of the Registration Statement filed in connection with such Underwritten Offering. The Underwriter’s Lockup shall provide that if all or a portion of the Covered Shares of any Shareholder is released from an Underwriter’s Lockup or all or a portion of the Covered Shares of any other party who entered into a substantially similar agreement with the Underwriters in connection with such Underwritten Offering is released from such agreement, then the same percentage of the shares of each Shareholder shall be released from the Underwriter’s Lockup.

Section 2.08. Suspension Period.

(a) Notwithstanding anything to the contrary contained in this Agreement, if the filing, initial effectiveness or continued use of (i) any Shelf Registration Statement for resales of Registrable Securities pursuant to Section 2.01 or Section 2.03 or (ii) any Registration Statement for resales of Registrable Securities pursuant to Section 2.02 or Section 2.03 at any time would, in the good faith judgment of the chief executive officer or chief financial officer of Parent after consultation with counsel to Parent, (A) materially adversely affect an offering of securities of Parent, (B) require the disclosure of material non-public information by Parent and the disclosure of such information during the period specified in such notice would be materially detrimental to Parent, (C) require the disclosure in any such Shelf Registration Statement or Registration Statement a contemplated financing, acquisition, corporate reorganization or other similar material transaction or other material event or circumstance affecting Parent or its securities and the disclosure of such information at such time would be materially detrimental to Parent or the holders of its Parent Common Stock, or (D) require the inclusion in such Shelf Registration Statement or Registration Statement, as applicable, of financial statements that are not reasonably available to Parent for reasons beyond Parent’s control, Parent shall be entitled, from time to time, by providing prior written notice to the Shareholders, to require the Shareholders to suspend the use of the Prospectus included in any Shelf Registration Statement or to postpone the filing or suspend the use of any Registration Statement for a reasonable period of time not to exceed ninety (90) days in succession (or a longer period of time with the prior written consent of the Shareholders owning a majority of the Covered Shares, which consent shall not be unreasonably withheld), one hundred and twenty (120) days in the aggregate in any one (1)-year period or two (2) times in any one (1)-year period (a “Suspension Period”). In the event of any such suspension pursuant to this Section 2.08(a), Parent shall furnish to the Shareholders a written notice setting forth the estimated length of the anticipated delay. Parent will use reasonable best efforts to limit the length of any Suspension Period and shall notify the Shareholders promptly upon the termination of the Suspension Period. Notice of the commencement of a Suspension Period shall simply specify such commencement and shall not contain any facts or circumstances relating to such commencement or any material non-public information. Parent shall respond promptly to reasonable inquiry by a Shareholder as to such facts and circumstances. Upon notice by Parent to the Shareholders of any determination to commence a Suspension Period, the Shareholders shall keep the fact of any such Suspension Period strictly confidential, and during any Suspension Period, promptly halt any offer, sale, trading or transfer of any Parent Common Stock pursuant to such Prospectus for the duration of the Suspension Period until (x) the Suspension Period has expired or, if earlier (y) Parent has provided notice that the Suspension Period has been terminated.

(b) After the expiration of any Suspension Period and without any further request from a Shareholder, Parent shall as promptly as reasonably practicable prepare a Registration Statement or post-effective amendment or supplement to the applicable shelf Registration Statement or Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, if necessary so that the Prospectus will not include a material misstatement or omission or be not effective and useable for resale of Registrable Securities.

Section 2.09. Registration Expenses. Subject to Section 2.04, all fees and expenses incurred by Parent in effecting any registration pursuant to this Article II, including all fees and expenses incurred in complying with securities or “blue sky” laws, printing expenses, any registration or filing fees payable under any federal or state securities or “blue sky” laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees of FINRA, fees and disbursements of counsel for Parent and fees and expenses of Parent’s independent registered certified public accounting firm, and the reasonable and documented fees and expenses of one counsel selected by the Shareholders to represent all Shareholders in connection with such registration (up to a maximum of $75,000 for the term of this Exhibit A) will be borne by Parent; provided, however, that the Shareholders will bear and pay any underwriting discounts, fees, commissions and related fees and out of pocket expenses of any Underwriters and such Underwriters’ counsel and transfer taxes and any expenses required by applicable Law to be paid by a selling shareholder, fees and disbursements of counsel for any Shareholder not addressed above, in each case with respect to Registrable Securities offered for its account pursuant to any Registration Statement.

Section 2.10. Rules 144 and 144A. Parent covenants that it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will use reasonable best efforts to take any such further action as reasonably requested by the Shareholders, including providing a written statement as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, all to the extent required from time to time to enable the Shareholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

Section 2.11. Indemnification; Contribution. (a) In connection with any registration of Registrable Securities or Underwritten Offering pursuant to Section 2.01, Section 2.02 or Section 2.03, Parent will indemnify, defend and hold harmless each Shareholder, its affiliates, directors, officers, shareholders and employees and each person who controls such Shareholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) from and against any and all Losses caused by any untrue or alleged untrue statement of material fact contained or incorporated by reference in any part of any Registration Statement or any Prospectus, including any amendment or supplement thereto, used in connection with the Registrable Securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that Parent will not be required to indemnify any Indemnified Person for any such Loss arising out of or with respect to sales pursuant to the Registration Statement or Prospectus based upon Shareholder Information (as defined below).

(b) In connection with any Registration Statement or Prospectus, the Shareholders who sell Registrable Securities pursuant to such Registration Statement or Prospectus will severally but not jointly indemnify, defend and hold harmless Parent, its directors, its officers, its employees and each person, if any, who controls Parent (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from Parent to the Shareholders, but only with respect to information arising out of or based upon information furnished in writing by such Shareholder or on such Shareholder’s behalf (in each case, in its capacity as a Shareholder), in either case for use in any Registration Statement or any Prospectus, including any amendment or supplement thereto (“Shareholder Information”). In no event shall any Shareholder be obligated to provide indemnification or contribution in excess of the net aggregate proceeds received from the sale of Registrable Securities pursuant to the applicable Registration Statement or Prospectus.

(c) In case any claim, action or proceeding (including any governmental investigation) is instituted involving any person in respect of which indemnity may be sought pursuant to Section 2.11(a) or Section 2.11(b), such person (the “Indemnified Party”) will promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall be entitled to participate therein and, to the extent it shall wish, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and will pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure or delay to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement except to the extent that such Indemnifying Party has been prejudiced by such failure or delay. In any such claim, action or proceeding, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party fails to assume the defense of the claim, action or proceeding within fifteen (15) business days following receipt of notice from the Indemnified Party or (iii) the Indemnified Party and the Indemnifying Party are both actual or potential defendants in, or targets of, any such action and the Indemnified Party has been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that the Indemnifying Party will not, in connection with any claim, action or proceeding or related claims, actions or proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one (1) separate firm of attorneys (in addition to one (1) firm of local counsel) at any time for all such Indemnified Parties and that all such reasonable fees and expenses will be reimbursed as they are incurred. In the case of the retention of any such separate firm for the Indemnified Parties, such firm will be designated in writing by the Indemnified Parties. The Indemnifying Party will not be liable for any settlement of any claim, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if such claim, action or proceeding is settled with such consent or if there has been a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any Loss by reason of such settlement or judgment. No Indemnifying Party will, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any pending or threatened proceeding in respect of which any Indemnified Party is seeking indemnity hereunder, unless such settlement includes (i) an unconditional release of such Indemnified Party from all liability in connection with such proceeding, (ii) no finding or admission of any violation of Law or any violation of the rights of any person by the Indemnified Party or any of its affiliates can be made as the result of such action and (iii) the sole relief (if any) provided is monetary damages that are reimbursed in full by the Indemnifying Party.

(d) If the indemnification provided for in this Section 2.11 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or is insufficient in respect of any Losses referred to in this Section 2.11, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions that resulted in such Losses, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) but also the relative benefit of Parent, on the one hand, and such Shareholder, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of the Losses referred to above will be deemed to include, subject to the limitations set forth in Section 2.11(c), any reasonable legal or other out of pocket fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(e) The parties agree that it would not be just and equitable if contribution pursuant to Section 2.11(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 2.11(d). No person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In no event shall any Shareholder be obligated to provide indemnification or contribution in excess of the net aggregate proceeds received from the sale of Registrable Securities pursuant to the applicable Registration Statement or Prospectus.

Section 2.12. Termination. The provisions in this Exhibit A shall terminate with respect to each individual Shareholder on the first date when such Shareholder no longer holds any Registrable Securities.

Section 2.13. No Waiver. Notwithstanding anything to the contrary contained herein, nothing in this Exhibit A shall be deemed a waiver by Parent of any restrictions on the Transfer of any Registrable Securities.

SCHEDULE I

1.	The Lozier Foundation

2.	National Philanthropic Trust f/b/o The Lozier Foundation Donor Advised Fund

3.	Omaha Community Foundation f/b/o The Lozier Foundation Donor Advised Fund